As filed with the Securities and Exchange Commission on December 29, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNC BANCORP

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	47-0898685
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

831 Julian Avenue

P.O. Box 1148 (Zip 27361-1148)

Thomasville, North Carolina 27360

(Address of Principal Executive Offices)

Bank of North Carolina Savings and Profit Sharing Plan and Trust

(Full title of the Plan)

W. SWOPE MONTGOMERY, JR., President and Chief Executive Officer

831 Julian Avenue

P.O. Box 1148 (Zip 27361-1148)

Thomasville, North Carolina 27360

(336) 476-9200

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

JEAN C. BROOKS

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

Post Office Box 26000

Greensboro, North Carolina 27420

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	200,000[1]	$19.85[2]	$3,970,000[2]	$424.79

(Footnotes on Next Page)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the

Securities Act of 1933, as amended, and 17 C.F.R. §230.462.

[1]	The estimated maximum number of shares of BNC Bancorp common stock, no par value per share, to be registered under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers such additional number of shares that may become issuable in the event of a stock dividend, stock split, recapitalization or other similar transactions.

[2]	Estimated pursuant to Rules 457(c) and (h) of Regulation C under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average high and low prices of BNC Bancorp’s common stock as reported on the Nasdaq Stock Market on December 21, 2006. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item I.	Plan Information.

This Registration Statement relates to the registration of 200,000 shares of no par value common stock (“Common Stock”) of BNC Bancorp (the “Registrant”) for issuance or delivery under the Bank of North Carolina Savings and Profit Sharing Plan and Trust (the “Plan”). This Registration Statement also relates to an indeterminate amount of interests to be offered or sold pursuant to the Plan and to an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of reclassification, reorganization, recapitalization, stock split, stock dividend or similar occurrence that makes an adjustment of shares just and appropriate. Documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

Item 2.	Registration Information and Employee Plan Annual Information.

The required statement is contained in the prospectus to be delivered pursuant to Part I of this Registration Statement as specified by Rule 428(b)(1).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b)	The Registrant’s Proxy Statement for its 2006 Annual Meeting of Stockholders dated May 15, 2006.

(c)	All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in clause (a) above including but not limited to:

(i)	The Registrant’s Forms 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

(ii)	The Registrant’s Reports on Form 8-K dated September 28, 2006, November 13, 2006 and November 20, 2006.

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 9, 2006 including any amendment or report filed for the purpose of updating such description.

(e)	All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that to the fullest extent permitted by the North Carolina Business Corporation Act (the “NCBCA”), no person who serves as a director shall be personally liable to the Registrant or any of its shareholders or otherwise for monetary damages for breach of any duty as director. The Registrant’s Bylaws state that any person who at any time serves or has served as a director or officer of the Registrant, or who, while serving as a director or officer of the Registrant, serves or has served at the request of the Registrant as a director, officer, partner, trustee, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against liability and expenses arising out of such status or activities in such capacity. Liabilities and expenses are defined in the Bylaws as including expenses of every kind (including legal accounting, expert and investigating fees and expenses, judgments, fines, penalties and amounts paid in settlement which are incurred in defender or connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (and any inquiry or investigation that could lead to such a proceeding).

Expenses, as described above, may be paid by the Registrant in advance of the final disposition or termination of a proceeding as described above as authorized by the Registrant’s Board of Directors, if the Registrant receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by the Registrant as provided in the Registrant’s Bylaws.

Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director’s conduct in the director’s official capacity with the corporation was in its best interests and (y) in all other cases the director’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which, and the person for whose benefit, indemnification shall or may be made.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation SK):

Exhibit No.	Description of Document
(3)(i)	Articles of Incorporation, incorporated herein by reference to Exhibit (3)(i) to the Form 8-K - Rule 12g-3, filed with the SEC on December 17, 2002.

(3)(ii)	Bylaws, incorporated herein by reference to Exhibit (3)(ii) to the Form 8-K - Rule 12g-3, filed with the SEC on December 17, 2002.

4(i)	Bank of North Carolina Savings and Profit Sharing Plan and Trust

4(ii)	Summary Plan Description

(5)	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to legality of securities being registered.

23(i)	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in Exhibit 5).

23(ii)	Consent of Cherry, Bekaert & Holland, L.L.P.

In reference to Exhibit 5, the Registrant undertakes that it will submit (and has submitted) the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) For determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(e) of Regulation S-K.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4. Item 512(h) of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Thomasville, state of North Carolina, on the 28th day of December, 2006.

BNC BANCORP (Registrant)

By:	/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr., President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Swope Montgomery, Jr. W. Swope Montgomery, Jr.	President, Chief Executive Officer and Director	December 28, 2006

/s/ David B. Spencer David B. Spencer	Executive Vice President, and Chief Financial Officer	December 28, 2006

/s/ Richard D. Callicutt, II Richard D. Callicutt, II	Executive Vice President, Chief Operating Officer, and Director	December 28, 2006

/s/ Lenin J. Peters, M.D. Lenin J. Peters, M.D.	Director	December 28, 2006

/s/ Thomas R. Smith, CPA Thomas R. Smith, CPA	Director	December 28, 2006

/s/ Colon E. Starrett Colon E. Starrett	Director	December 28, 2006

/s/ W. Groome Fulton, Jr. W. Groome Fulton, Jr.	Director	December 28, 2006

/s/ Larry L. Callahan Larry L. Callahan	Director	December 28, 2006

/s/ Joseph M. Coltrane, Jr. Joseph M. Coltrane, Jr.	Director	December 28, 2006

/s/ Robert A. Team Robert A. Team	Director	December 28, 2006

/s/ D. Vann Williford D. Vann Williford	Director	December 28, 2006

/s/ Richard F. Wood Richard F. Wood	Director	December 28, 2006

/s/ Ralph N. Strayhorn III Ralph N. Strayhorn III	Director and Executive Vice President	December 28, 2006

/s/ Charles T. Hagan III Charles T. Hagan III	Director	December 28, 2006

/s/ Randall R. Kaplan Randall R. Kaplan	Director	December 28, 2006

/s/ Thomas R. Sloan Thomas R. Sloan	Director	December 28, 2006

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of North Carolina, on the date indicated.

Bank of North Carolina Savings and Profit Sharing Plan and Trust

Date: December 28, 2006	Bank of North Carolina Plan Administrator

/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr.

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

(3)(i)	Articles of Incorporation, incorporated herein by reference to Exhibit (3)(i) to the Form 8-K - Rule 12g-3, filed with the SEC on December 17, 2002.	Incorporated by Reference

(3)(ii)	Bylaws, incorporated herein by reference to Exhibit (3)(ii) to the Form 8-K - Rule 12g-3, filed with the SEC on December 17, 2002.	Incorporated by Reference

4(i)	Bank of North Carolina Savings and Profit Sharing Plan and Trust	Filed Herewith

4(ii)	Summary Plan Description	Filed Herewith

5	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to legality of securities being registered.	Filed Herewith

23(i)	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in Exhibit 5).	Filed Herewith

23(ii)	Consent of Cherry, Bekaert & Holland, L.L.P.	Filed Herewith